PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of August 3, 2004, is between Michael L. Ashner, Susan Ashner (together with Michael L. Ashner, "Ashner"), and Kimco Realty Services, Inc., a Delaware corporation ("Kimco").

         WHEREAS, Ashner is the beneficial owner of 52,065 shares of beneficial interest, $.01 par value per share (the "ATLRS Shares"), of Atlantic Realty Trust, a Maryland real estate investment trust ("ATLRS");

         WHEREAS, Ashner desires to sell and Kimco desires to purchase the ATLRS Shares subject to the terms described herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and warranties herein contained, and for other good and valuable consideration, and intending to be legally bound, the parties hereto agree as follows:

1. PURCHASE AND SALE. Subject to the terms and conditions herein set forth, Kimco agrees to purchase and Ashner agrees to sell at the Closing (as hereinafter defined) the ATLRS Shares, free and clear of all liens, encumbrances, claims and security interests, in exchange for the delivery by Kimco to Ashner of $885,105 in cash, free and clear of all liens, encumbrances, claims and security interests.

2. REPRESENTATIONS AND WARRANTIES OF ASHNER. Ashner hereby represents and warrant to Kimco as follows:

       (a) AUTHORIZATION. Ashner has the requisite power to enter into this Agreement and the transactions and agreements contemplated hereby and to carry out its obligations hereunder and thereunder. This Agreement has been duly authorized, and this Agreement has been duly executed and delivered by Ashner and constitutes a valid and binding agreement enforceable in accordance with its terms. Neither the execution and delivery of this Agreement, the consummation of the transactions and agreements contemplated hereby, nor compliance with the terms, conditions or provisions of this Agreement will be a violation of any of the terms, conditions or provisions of any material agreement or instrument to which it is a party or by which it may be bound, or constitute a default or create a right of termination or acceleration thereunder.

       (b) TITLE. Ashner beneficially owns the ATLRS shares and will at Closing convey the ATLRS Shares free and clear of all liens, encumbrances, claims and security interests.

3. REPRESENTATIONS AND WARRANTIES OF KIMCO. Kimco hereby represents and warrants to Ashner as follows:

       (a) DUE ORGANIZATION. Kimco is duly organized, validly existing and in good standing under the laws of the State of Delaware.


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       (b) AUTHORIZATION.  Kimco  has the  requisite  power to enter  into  this
       Agreement and the transactions and agreements contemplated hereby and to carry out its obligations hereunder and thereunder. This Agreement has been duly authorized, executed and delivered by Kimco and constitutes a valid and binding agreement of Kimco enforceable in accordance with its terms. Neither the execution and delivery of this Agreement, consummation of the transactions and agreements contemplated hereby, nor compliance with the terms, conditions or provisions of this Agreement, will be a violation of any of the terms, conditions or provisions of Kimco's charter or bylaws; or of any material agreement or instrument to which Kimco is a party or by which Kimco or any of its material properties may be bound, or constitute a default or create a right of termination or acceleration thereunder.

       (c) KNOWLEDGE OF RISKS. Kimco is acquiring the ATLRS Shares for investment and not with a view toward or for sale in connection with any distribution thereof. Kimco agrees that the ATLRS Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933, except pursuant to an exemption from such registration available under such Act, and without compliance with foreign securities laws, in each case, to the extent applicable. Kimco has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the ATLRS Shares.

4. ACCESS TO INFORMATION. Ashner hereby acknowledges that (i) Kimco may be in possession of material, nonpublic information regarding ATLRS, its financial condition, results of operation, business, properties, assets, liabilities, management, projections, appraisals, and plans, proposals and prospects, including information that may have been provided in connection with ATLRS' solicitation of offers for the Hylan Shopping Center and consideration of proposals with respect to a transaction involving the entire company; (ii) such information may be materially adverse to Ashner's interests; and (iii) if Ashner were in possession of some or all of such information Ashner might not be willing to sell any or all of the ATLRS Shares on the terms set forth herein, or at all, or would have a materially different view of the benefits of the transaction. Ashner also acknowledges and agrees that Kimco shall have no obligation to disclose to Ashner any of the information referred to in the preceding sentence. Ashner hereby, on its own behalf and on behalf of its affiliates and its and their respective successors and assigns, irrevocably waives and renounces any and all claims of any nature whatsoever it may have or acquire against Kimco, its directors, officers, employees, representatives, or any of their respective affiliates and their respective heirs, successors and assigns, based on non-disclosure, deceptive trade practices, other laws or otherwise, and acknowledges that neither Kimco nor any of its directors, officers, employees, representatives or any of their respective affiliates have made any representation or warranty, whether express or implied, of any kind or character in respect of or in connection with the ATLRS Shares or the transactions contemplated by this agreement, except as set forth in Section 3 hereof.

5. CLOSING. Subject to the conditions set forth in Sections 6 and 7 hereof, the purchase and sale of the ATLRS Shares (the "Closing") shall occur on August 3, 2004. The Closing shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, NY 10019, at


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

     which time the parties shall make the deliveries described below. At the Closing, in addition to any other documents required to be delivered under this Agreement, the parties hereto shall deliver the documents described below:

       (a) DELIVERIES BY ASHNER. At the Closing, Ashner shall deliver or cause to be delivered the following to Kimco:

                (1) the ATLRS Shares, such shares to be delivered by DWAC to an account specified by Kimco;

                (2) a certificate, dated the date of the Closing certifying that, as of such date, the representations and warranties of Ashner contained herein are accurate, true and correct with the same force and effect as though made on and as of such date; and

       (b) DELIVERIES BY KIMCO. At the Closing, Kimco shall deliver or cause to be delivered the following:

                (1) $885,105 in cash in immediately available funds to an account specified by Ashner;

                (2) a certificate, dated the date of Closing, of an executive officer of Kimco, certifying that, as of such date, the representations and warranties of Kimco contained herein are accurate, true and correct with the same force and effect as though made on and as of such date.

6. CONDITIONS TO THE OBLIGATIONS OF ASHNER. The obligations of Ashner under this Agreement are subject to the fulfillment of each of the following conditions:

       (a) PERFORMANCE. Kimco shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it.

       (b) INJUNCTIONS. No preliminary or permanent injunction or other final order by any United States federal or state court shall have been issued which prevents the consummation of the transactions contemplated hereby.

7. CONDITIONS TO THE OBLIGATIONS OF KIMCO. The obligations of Kimco under this Agreement are subject to the fulfillment of each of the following conditions:

       (a) PERFORMANCE. Ashner shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it.


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


       (b) INJUNCTIONS. No preliminary or permanent injunction or other final order by any United States federal or state court shall have been issued which prevents the consummation of the transactions contemplated hereby.

8. SURVIVAL. The representations and warranties of the parties shall survive the Closing.

9. FURTHER ASSURANCES. Each of the parties hereto shall execute such further documents, agreements and instruments, and take all other actions as may be reasonably necessary to carry out the purposes of this Agreement and the transactions contemplated hereby.

10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors, assigns and affiliates.

11. NOTICES. Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be given by delivery or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

         If to Ashner:

                  Michael L. Ashner
                  c/o Winthrop Financial Associates
                  Two Jericho Plaza
                  Wing A
                  Jericho, NY 11753

                  with a copy to:

                  Post Heymann & Koffler, LLP
                  Two Jericho Plaza
                  Wing A
                  Jericho, New York 11753
                  Attention:        David J. Heymann

         If to Kimco:

                  Kimco Realty Services, Inc.
                  3333 New Hyde Park Road
                  New Hyde Park, New York 11042-0020
                  Attention:        Milton Cooper


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


                  with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Streets
                  New York, New York  10019
                  Attention:        Adam O. Emmerich

or to such other address with respect to a party as such party shall notify the other in writing.

12. WAIVER. No party may waive the preliminary and any of the terms or conditions of this Agreement, nor may this Agreement be amended or modified, except by a duly signed writing referring to the specific provision to be waived, amended or modified.

13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto and their affiliates.

14. EXPENSES. Except as otherwise expressly contemplated herein to the contrary, regardless of whether the transactions contemplated hereby are consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

15. CAPTIONS. The Section and Paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

17. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland.

18. NO PRESUMPTION AGAINST DRAFTER. Each of the parties hereto has jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

19. TERMINATION. If the closing of the transactions contemplated hereby has not occurred on or prior to August 31, 2004, this Agreement shall terminate and be of no further force or effect.

                                    * * * * *


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


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first executed.




                                             /s/ Michael L. Ashner
                                             -----------------------------------
                                                 Michael L. Ashner




                                             /s/ Susan Ashner
                                             -----------------------------------
                                                 Susan Ashner


                                             KIMCO REALTY SERVICES, INC.



                                             By: /s/ Glenn Cohen
                                                --------------------------------
                                                Name: Glenn Cohen
                                                Title: Vice President, Treasurer


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